UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):	March 26, 2014

THE FRESH MARKET, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	1-34940 (Commission File Number)	56-1311233 (I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e): On March 26, 2014, the Compensation Committee of the Board of Directors of The Fresh Market, Inc. (the “Company”) adopted the Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers, which will be used from time to time to establish annual incentive compensation programs for a given fiscal year. The Company’s principal executive officer, principal financial officer, and other named executive officers will participate in such programs when, as and if adopted.

When, as and if adopted, the programs will award cash bonuses to participants based upon the Company’s achievement of specified performance goals in the applicable fiscal year. Under such programs, a maximum amount will be established for each named executive officer, and the Compensation Committee has discretion to reduce such amounts based on the facts and circumstances as determined by the Compensation Committee, including metrics related to the Company’s financial performance. Such metrics include the Company’s operating income on an excluded items basis, the Company’s total sales, and the Company’s achievement of a threshold level of return on invested capital on an excluded items basis.

Awards under the programs described above are subject to the Company’s Compensation Recoupment Policy, described in Item 8.01 of the Form 8-K filed by the Company on March 27, 2012, and the Company’s 2010 Omnibus Incentive Compensation Plan.

The foregoing summary is qualified in its entirety by reference to the Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Form of The Fresh Market, Inc. Annual Incentive Compensation Program for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: March 26, 2014	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President - General Counsel